UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 4, 2015, we and our indirect wholly-owned subsidiary, Vertex Pharmaceuticals (Europe) Limited, entered into a strategic collaboration and license agreement with Parion Sciences, Inc. (“Parion”).  Under the agreement, we will collaborate with Parion to develop investigational epithelial sodium channel (“ENaC”) inhibitors, including P-1037 and P-1055, for the potential treatment of cystic fibrosis (“CF”) and other pulmonary diseases.  We will lead future development activities for P-1037 and P-1055 in CF and other pulmonary diseases and are responsible for all costs, subject to certain exceptions, related to development and commercialization of the compounds.
Under the terms of the agreement, we received worldwide development and commercial rights to Parion’s lead investigational ENaC inhibitors, P-1037 and P-1055, for the potential treatment of CF and all other pulmonary diseases and have the option to select additional compounds discovered in Parion’s research program.  Parion received an $80 million up-front payment and has the potential to receive up to an additional (i) $490 million in development and regulatory milestone payments for development of ENaC inhibitors in CF, including $360 million related to global filing and approval milestones, (ii) $370 million in development and regulatory milestones for P-1037 and P-1055 in non-CF pulmonary indications and (iii) $230 million in development and regulatory milestones should we elect to develop an additional ENaC inhibitor from Parion’s research program. Parion will receive tiered royalties on potential sales of licensed products that range from the low double digits to mid-teens as a percentage of sales.
We may terminate the agreement upon 90 days’ notice to Parion prior to any licensed product receiving marketing approval or upon 180 days’ notice after such point. Parion may terminate upon 30 days’ notice if Vertex experiences a change of control prior to the initiation of the first Phase III clinical trial for a licensed product, subject to our right to receive specified royalties on any subsequent commercialization of licensed products. The agreement also may be terminated by either party for a material breach by the other, subject to notice and cure provisions. Unless earlier terminated, the agreement will continue in effect until the expiration of our royalty obligations, which expire on a country-by-country basis on the later of (i) the date the last-to-expire patent covering a licensed product expires or (ii) ten years after the first commercial sale in the country.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: June 9, 2015	/s/ Michael J. LaCascia
Michael J. LaCascia Vice President and Interim General Counsel